FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Alisa Steinberg (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
300 Atrium Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
732-748-1700	alisa@wolfeaxelrod.com

RICK J. FILIPPELLI, WILLIAM H. ALDERMAN AND RICK WASSERMAN ELECTED
TO TEAMSTAFF BOARD OF DIRECTORS

TeamStaff Directors To Forego Cash Compensation

Atlanta, Georgia – January 25, 2007 - TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare and administrative staffing services, today announced that Mr. Rick Filippelli, the Company’s President, CEO and CFO was elected to the Board of Directors on January 19, 2007. Additionally, the Company announced that effective January 19, 2007, the Company’s Board of Directors elected William H. Alderman and Rick Wasserman to the Company’s Board of Directors.

Commenting on the elections, Chairman of the Board T. Stephen Johnson stated, ‘‘The election of Rick Filippelli to our Board signaled the commencement of changes at the Board level to accompany the Company’s latest management moves. We’re pleased to announce his election. Further, the elections of Messrs. Alderman and Wasserman are intended to provide our Board and the Company with additional operating and financial expertise to continue to add to the Company’s vision with respect to continued revenue growth.’’

Mr. Filippelli stated, ‘‘While I am of course honored to be elected to serve on the TeamStaff Board, I feel very positive about the elections of Mr. Alderman and Mr. Wasserman to the Board. These elections will provide senior management with additional intellectual resources from which to draw in our drive to profitability.’’

Mr. Alderman has over 15 years experience providing investment banking services across multiple industries, with a particular expertise in financings, and mergers and acquisitions in the aerospace and defense industry. Mr. Alderman commented, ‘‘I accept the invitation to join the TeamStaff Board of Directors with great enthusiasm. While the Company is currently overcoming several challenges, I believe that recent management changes initiated by the Company’s Board, along with its renewed focus on profitable revenue growth will stabilize the Company and allow it to flourish in an industry that is presently enjoying a period of expansion. I look forward to working with my new colleagues on the TeamStaff Board and with Mr. Filippelli and Mr. Houston to implement their plans.’’

Mr. Wasserman is currently a financial management consultant. Until December 31, 2006, Mr. Wasserman was the Chief Operating/Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2001 to 2005. Mr. Wasserman stated, ‘‘TeamStaff has quickly formulated a plan to change its financial future by rebuilding its business with a base of professionals with the financial and operating savvy required to succeed in today’s complex healthcare staffing market. It is apparent that the Board and senior management team are committed to the success of the Company, and I look forward to joining my new partners to reach their stated goal to maximize shareholder value.’’

Mr. Peter Black, a partner of Wynnefield Capital, Inc. and present Board member of TeamStaff was elected to the Compensation Committee, and appointed Chairman of the Compensation Committee.

In related Board matters, the TeamStaff Board of Directors agreed to forego all cash compensation in lieu of grants of restricted stock to be issued following the Company’s 2007 annual meeting, and with vesting subject to certain price performance parameters.

Mr. Ronald R. Aldrich, a member of the Company’s Board of Directors, tendered his resignation effective January 23, 2007. In a letter to the Chairman, Mr. Aldrich stated: ‘‘I have enjoyed my tenure as a member of the Board of TeamStaff, Inc., and wish each of my fellow members and the Company success in the future.’’ Mr. Aldrich is focusing his efforts on the development of his health care consulting practice and on his activities as a member of the boards of Bon Secours Health System, Franciscan Ministries Foundation, St. Vincent’s Hospital Foundation and the Board of Trustees of the University of Florida Foundation. The entire TeamStaff organization appreciates Mr. Aldrich’s prior service to the Company, and wishes him continued success in his future endeavors.

About TeamStaff, Inc.

TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing. TeamStaff is a leading provider of nursing and allied healthcare professionals and operates through three medical staffing units. TeamStaff’s RS Staffing subsidiary specializes in providing medical and office administration/technical professionals through nationwide schedule contracts with both the General Services Administration and Veterans Affairs. The TeamStaff Rx subsidiary operates throughout the US and specializes in the supply of allied medical employees and nurses, especially ‘‘travel’’ staff (typically 13 week assignments). TeamStaff’s Nursing Innovations unit provides travel nursing, per diem nursing, temporary-to-permanent nursing and permanent nursing placement services. For more information, visit the TeamStaff web site at www.teamstaff.com.

This press release contains ‘‘forward-looking statements’’ as defined by the Federal Securities Laws. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit qualified temporary and permanent healthcare professionals and administrative staff at reasonable costs; our ability to retain qualified temporary healthcare professionals and administrative staff for multiple assignments at reasonable costs; our ability to attract and retain sales and operational personnel; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups and the United States government on terms attractive to us and to secure orders related to those contracts; our ability to demonstrate the value of our services to our healthcare and other facility clients; changes in the timing of hospital, healthcare facility clients’, physician practice groups’ and U.S. Government orders for and our placement of temporary and permanent healthcare professionals and administrative staff; our ability to successfully bid on government contract opportunities, to win the bids and then to fully implement the contracts once awarded; the process of government contracting in general including, but not limited to, the protest process, and the on-time commencement of government contracts awarded; the general level of patient occupancy at our hospital, healthcare facility clients’ and physician practice groups’ facilities; the overall level of demand for services offered by temporary and permanent healthcare staffing providers; the ability of our hospital, healthcare facility and physician practice group clients to retain and increase the productivity of their permanent staff; the variation in pricing of the healthcare facility contracts under which we place temporary and permanent healthcare professionals; our ability to successfully implement our strategic growth, acquisition and integration strategies; our ability to successfully integrate completed acquisitions into our current operations; our ability to manage growth effectively; our ability to leverage our cost structure; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; our ability to grow and operate our business in compliance with these legislation and regulations; the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; our ability to carry out our business strategy; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; the effect of recognition by us of an impairment to goodwill; the effect of adjustments by us to accruals for self-insured retentions and other one-time events and other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. These factors are described in further detail in TeamStaff’s filings with the U.S. Securities and Exchange Commission. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

‘‘Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding TeamStaff, Inc.’s business which are not historical facts are ‘‘forward-looking statements’’ that involve risks and uncertainties. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see ‘‘Risk Factors’’ in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

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